EXHIBIT 99.1

Gateway Financial Holdings, Inc. to Announce Fourth Quarter and Year End 2007 Results On January 25, 2008

Conference Call Scheduled for 10:00 AM ET

VIRGINIA BEACH, Va., Jan. 16, 2008 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Company, a growing regional community bank with over thirty-three locations in northeastern and central North Carolina, the Outer Banks, Richmond, and the metropolitan Tidewater Virginia market area, will announce fourth quarter and year end 2007 results on Friday, January 25, 2008, before the market opens. Gateway's management will host a conference call that day at 10:00 a.m. EST to discuss the results and answer investor questions.

To participate in the conference call, dial (877) 407-8033 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Friday, January 25, 2008 at 12:00 PM through midnight on February 1, 2008 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 270726.

The call will be simultaneously broadcast live via the investor relations page on the company's website, http://www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About Gateway

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-three full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and fourteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com.

CONTACT:  Gateway Financial Holdings, Inc.
          D. Ben Berry, Chairman, President and CEO
          Ted Salter, Senior EVP and CFO
          (757) 422-8004

          Cameron Associates
          Paul G. Henning
          (212) 554-5462
          phenning@cameronassoc.com